UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2010

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (704) 541-5351

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on February 15, 2010, Home Loan Center, Inc. (“HLC”), a subsidiary of Tree.com, Inc. (the “Registrant”), entered into an amendment to its existing warehouse line of credit with PNC Bank, National Association (as successor to National City Bank).  The information set forth below under Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 15, 2010, HLC entered into an amendment to its existing warehouse line of credit with PNC Bank, National Association (as successor to National City Bank).  The amendment fixes the commitment amount at $40.0 million through the termination date that has been extended from April 30, 2010 to June 30, 2010.  No advances under the warehouse line may be requested or funded after May 31, 2010.  The amendment also increases the applicable interest rate on borrowings to 30-day LIBOR plus 300 basis points and modifies the liquidity covenant to require HLC to maintain at least $25.0 million of liquid assets at all times.

Item 8.01.              Other Events.

On February 17, 2010, LendingTree, LLC (“LendingTree”), a wholly-owned subsidiary of Tree.com, Inc., and Block Financial Corporation (“Block”) settled their outstanding patent litigation (Block Financial Corp. v. LendingTree, Inc., No. 01-cv-1007 ODS (U.S. Dist. Ct., W.D. Mo.); LendingTree, LLC v. Block Financial LLC, No. 08-cv-164 ODS (U.S. Dist. Ct., W.D. Mo.)).  The lawsuit alleges that LendingTree’s loan-matching process infringes U.S. Patent No. 6,014,645 (the “645 Patent”), which generally claims a real-time application system for financial cards, and U.S. Patent No. 7,310,617 (the “617 Patent”), a continuation of the 645 Patent that purports to claim a real-time application system for financial offerings (as opposed to only financial cards).  In connection with the settlement, LendingTree will pay Block $3.25 million, and Block will grant LendingTree a fully paid-up, perpetual, irrevocable, non-exclusive, worldwide, right and license under both the 645 Patent and the 617 Patent.  Both LendingTree and Block will release each other from any claims they may have against the other based on acts or omissions occurring before the date of the settlement.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1

Fourth Amendment to Warehousing Credit Agreement, made and entered into as of February 15, 2010 by and among Home Loan Center, Inc. d/b/a LendingTree Loans, PNC Bank, National Association (successor to National City Bank) and PNC Bank, National Association (successor to National City Bank), in its capacity as Agent for the Banks (as defined therein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 19, 2010

TREE.COM, INC.

By:	/S/ MATTHEW PACKEY
Matthew Packey
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Fourth Amendment to Warehousing Credit Agreement, made and entered into as of February 15, 2010 by and among Home Loan Center, Inc. d/b/a LendingTree Loans, PNC Bank, National Association (successor to National City Bank) and PNC Bank, National Association (successor to National City Bank), in its capacity as Agent for the Banks (as defined therein).